UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 5, 2013

MWI VETERINARY SUPPLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51468	02-0620757
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3041 W. Pasadena Dr., Boise, Idaho 83705

(Address of principal executive offices)   (Zip Code)

(208) 955-8930

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

The annual meeting of the stockholders (the “Annual Meeting”) of MWI Veterinary Supply, Inc. (the “Company”) was held on February 5, 2013.  At the Annual Meeting, the Company’s stockholders approved four proposals.  The proposals below are described in the Company’s definitive proxy statement dated December 27, 2012.  Of the 12,791,626 shares outstanding and entitled to vote, 12,338,527 shares were represented, constituting a 96.5% quorum.  The final results for each of the matters submitted to a vote of shareowners at the Annual Meeting are as follows:

1)	Approval of the board’s nominees for director to serve a one year term

Nominee	Votes For	Votes Withheld	Broker Non-Vote
Keith E. Alessi	11,460,135	339,954	538,438
Bruce C. Bruckmann	10,349,403	1,450,686	538,438
James F. Cleary, Jr.	11,575,766	224,323	538,438
John F. McNamara	11,459,089	341,000	538,438
A. Craig Olson	11,754,218	45,871	538,438
Robert N. Rebholtz, Jr.	11,534,677	265,412	538,438
William J. Robison	11,635,380	164,709	538,438

2)	Ratification of the appointment of Deloitte and Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2013

Votes For	Votes Against	Abstentions	Broker Non-Vote
12,044,980	279,059	14,488	0

3)	Approval of a non-binding advisory vote on the executive compensation of certain executive officers

Votes For	Votes Against	Abstentions	Broker Non-Vote
11,559,984	144,520	95,585	538,438

4)	Approval of the MWI Veterinary Supply, Inc Annual Incentive Bonus Plan

Votes For	Votes Against	Abstentions	Broker Non-Vote
11,489,294	303,526	7,269	538,438

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MWI VETERINARY SUPPLY, INC.
Date: February 6, 2013	By:	/s/ Mary Patricia B. Thompson
Mary Patricia B. Thompson
Senior Vice President of Finance and Administration, Chief Financial Officer